EXHIBIT 32.1
AMERALIA, INC.

Certification pursuant to 18 U.S.C. §1350
Principal Executive Officer

To my knowledge: the annual report on Form 10-KSB for the period ended June 30, 2006, containing financial statements for the period then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of AmerAlia, Inc. for the periods presented.

June 5, 2008

/s/ Bill H Gunn
Bill H. Gunn
Principal Executive Officer

Certification pursuant to 18 U.S.C. §1350
Principal Financial Officer

To my knowledge: the annual report on Form 10-KSB for the period ended June 30, 2004, containing financial statements for the period then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of AmerAlia, Inc. for the periods presented.

June 5, 2008

/s/ Robert van Mourik
Robert C.J. van Mourik
Principal Financial Officer